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                                                                    EXHIBIT 23.3



                                                        January 15, 1997

BEC Group, Inc.
555 Theodore Fremd Avenue
Suite B-302
Rye, New York, 10580

        Re:  BEC Group, Inc.--
             Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as special counsel to BEC Group, Inc., a Delaware corporation ("BEC"), in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement") (Registration No. 333-_______) initially filed by BEC on December 30, 1996 with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended ("the Act"), with respect to (i) the registration for resale of up to $21,045,565 aggregate principal amount of 8% Convertible Subordinated Notes due 2002 (the "Notes") of BEC pursuant to and in accordance with the Indenture (the "Indenture"), dated as of May 3, 1996, between BEC and IBJ Schroder Bank & Trust Company (the "Common Stock"), of BEC issuable upon conversion of the Notes and issuable in lieu of cash interest payments under the Notes pursuant to and in accordance with the terms and provisions of the Notes and the Indenture and (iii) the offering of the Shares by the Company to transferees, pledgees, donees or successors of the holders of the Notes named in the Registration Statement.

        In connection therewith, we have examined copies of the Certificate of Incorporation, as amended, and By-Laws of BEC, the Registration Statement, records of certain of BEC's corporate proceedings as reflected in BEC's minute books and other records and documents that we have deemed necessary for the purposes of this opinion. We have also examined such other documents, papers, authorities and statutes as we have deemed necessary to form the basis of the opinion hereinafter set forth.
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BEC Group, Inc.
January 15, 1997
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        In our review, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied on statements and certificates of officers and representatives of BEC and public officials.

        Based upon and subject to the foregoing, we are of the opinion that:

        1. The Notes have been duly authorized by the Board of Directors of BEC, and assuming due authentication thereof by the Trustee under the Indenture, are binding obligations of BEC enforceable in accordance with their terms, except (i) as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, and
(ii) that such enforceability is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        2. The Shares that are the subject of the Registration Statement, when issued as described in such Registration Statement and pursuant to and in accordance with the terms and provisions of the Notes and the Indenture, assuming the receipt by BEC of due consideration therefor as set forth in the Notes and the Indenture, will be validly issued, fully paid and non-assessable.

        We are qualified to practice law in the State of New York and do not purport to be experts on, or to express any opinion herein concerning any law, other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

        We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the prospectus which forms a part thereof. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission promulgated thereunder.



                                                  Very truly yours,



                                                  KANE KESSLER, P.C.